Exhibit 99.1

Sonim Technologies Announces Preliminary Select Unaudited Fourth Quarter Results, Showcasing Global Growth and Next-Generation Innovations

Improved revenue and achieved key milestones, paving the way for sustainable growth and product leadership

SAN DIEGO, Calif. – January 15, 2025 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading provider of 5G mobility solutions today announces preliminary select unaudited financial results for the fourth quarter of 2024. The company reached significant milestones in product innovation, market reach, and channel development that position Sonim for substantial revenue and earnings growth starting in 2025.

Preliminary Select Unaudited Fourth Quarter 2024 Results

●	Net revenue is projected to increase approximately 13% year-over-year to approximately $15.2 million from $13.4 million in the fourth quarter 2023, and to increase sequentially from $15.0 million in the third quarter 2024.

●	GAAP net loss for the quarter is expected to be between $20 million and $24 million compared to a net loss of $3 million in the third quarter of 2024 and is due to the following factors in the fourth quarter:

●	Approximately $12 million in research & development expenses in the fourth quarter 2024, compared to $1 million in the third quarter 2024. This increase reflects the completion and launch of two new mobile hotspots, two rugged smartphones, and a rugged feature phone.

●	Approximately $4 million in higher COGS expenses due to an adjustment in the estimated life span of three legacy phones. This transition will end the production of these phones, freeing up ranged slots with mobile operators for the launch of the new XP Pro rugged smartphone and two upgraded 5G feature phones, replacing the 4G models.

●	A provision for credit losses of approximately $2 million was recorded in the fourth quarter to reserve for an unpaid white label product customer receivable from 2023.

●	A restructuring charge of approximately $1 million was recorded in the fourth quarter as the company implemented an initiative to reduce operating expenses through staff reductions.

●	Cash is expected to be approximately $5 million at the end of the fourth quarter 2024.

Business Highlights

Sonim expanded product portfolio:

○	Telstra Australia launch of Sonim H700 mobile hotspot: Sonim expanded its relationship with Telstra with the launch of the industry’s first rugged mobile hotspot featuring Rel. 17 5G + Wi-Fi 7, and other features not found on competing devices in its class.

○	Verizon, UScellular, and Bell Canada launches of Sonim H500 series 5G mobile hotspot: Sonim expanded its partnerships with major mobile operators, unveiling rugged, high-performance 5G mobile hotspots designed to enhance productivity for enterprises across the U.S. and Canada. The series includes the Sonim H500 5G, which supports the Verizon Ultra Wideband network, and the Sonim Spot H500 which supports the UScellular and Bell 5G networks.

○	Verizon launch of Sonim XP Pro 5G smartphone: Sonim’s next generation rugged smartphone uniquely engineered and designed to excel and blend effortlessly in diverse environments—boasting rugged features for the field and a slim profile that slips easily into a pocket.

1

Global Distribution Platform Expands into Europe, Africa and Australia:

○	Europe: Sonim successfully entered the European market, securing strategic partnerships with leading operators and distributors across the region. The launch of the new XP100 and XP400 phones, alongside additional product releases planned for 2025, underscores the company’s robust growth and commitment to meeting market needs.

○	Australia: Sonim is now fully operational in Australia, partnering with a top-tier operator and a local distribution and representation partner to deliver cutting-edge rugged devices and solutions.

○	South Africa: Sonim has partnered with a leading distributor to bring its extensive range of rugged phones, wireless internet solutions, and software suite to critical workers across the region.

A Strong Supply Chain Built on Resiliency:

○	Taiwan: Sonim’s new manufacturing facility achieved TAA (Trade Agreements Act) certification, enhancing its ability to meet U.S. government procurement requirements.

○	Vietnam: Sonim established a manufacturing site in Vietnam to add further diversification to its supply chain, reducing risk and increasing production resilience.

Peter Liu, CEO of Sonim Technologies commented: “2024 was a pivotal year for Sonim as we successfully launched an expanded portfolio of connectivity products, entered new global markets, strengthened key partnerships, and welcomed new customers to our platform. We made substantial progress in improving our balance sheet, while also investing strategically in operations and R&D to bolster our foundation for growth in 2025. Sonim is well positioned to capture additional market share in the year ahead and further enhance our financial strength. The growing adoption of our connected solutions portfolio demonstrates the value we bring to our customers, and our expansion into the professional rugged market is already gaining momentum.”

Preliminary Select Results Subject to Adjustment

Sonim has not completed preparation of its consolidated financial statements for the fourth quarter or fiscal year of 2024. The select results presented in this press release for the fourth quarter ended December 31, 2024, are preliminary and unaudited and are thus inherently uncertain and subject to Sonim Technologies’ normal quarter and year-end accounting procedures and external audit by the company’s independent registered public accounting firm. As a result, these preliminary select unaudited financial results may change in connection with the finalization of the company’s year-end closing and reporting processes and financial statements for the quarter and full year ended December 31, 2024 and may not represent the actual financial results for the quarter ended December 31, 2024. There can be no assurance that final results for these periods will not differ from these estimates. During the course of the preparation of Sonim’s consolidated financial statements and related notes as of and for the year ended December 31, 2024, we or our independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary select unaudited financial estimates presented herein. In addition, these preliminary select unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2024, and should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

2

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of ultra-rugged and rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth and discussion of other select financial results, the declaring and reaffirming of Sonim’s business strategy and objectives, the successful expansion of Sonim’s products in new markets, the impact of certain events on Sonim’s business, and Sonim’s ability to grow and to capitalize the market opportunity. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines for Sonim’s products; the current interest and potential attempt of hostile takeover from a third party may divert the management attention from Sonim’s business and may require significant expenses, Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Media Contact

Anette Gaven
M: 619-993-3058
pr@sonimtech.com

3